Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Reports Second Quarter Net Income of $3.3 Million or $0.33 per Diluted Share

Renton, Washington – July 25, 2019 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended June 30, 2019, of $3.3 million, or $0.33 per diluted share, compared to net income of $1.9 million, or $0.19 per diluted share, for the quarter ended March 31, 2019, and $3.1 million, or $0.30 per diluted share, for the quarter ended June 30, 2018. For the six months ended June 30, 2019, net income was $5.2 million, or $0.52 per diluted share, compared to net income of $9.9 million, or $0.96 per diluted share, for the comparable six-month period in 2018.

“I am very pleased with the improvement to net income in the quarter, despite the challenges that a flat yield curve presents,” stated Joseph W. Kiley III, President and Chief Executive Officer. “In recent quarters, interest expense increased more rapidly than interest income as competition for deposits in the Puget Sound Region remains intense,” continued Kiley. “However, it was great to see deposit growth during the quarter, including an increase of $3.2 million in noninterest‑bearing checking accounts. Two of our offices in particular produced strong results during the quarter. Our Edmonds office, increased deposits by $10.8 million, and our Crossroads office in Bellevue, increased their deposit base by $6.4 million,” concluded Kiley.

Net loans receivable remained stable at $1.05 billion at both June 30, 2019, and March 31, 2019, but were up from $989.3 million at June 30, 2018. The average balance of net loans receivable totaled $1.05 billion for the quarter ended June 30, 2019, compared to $1.03 billion for the quarter ended March 31, 2019, and $997.1 million for the quarter ended June 30, 2018.

The Company recorded an $800,000 recapture of provision for loan losses in the quarter ended June 30, 2019, compared to a $400,000 provision for loan losses in the quarter ended March 31, 2019, and a recapture of provision for loan losses of $400,000 in the quarter ended June 30, 2018. The recapture of provision for loan losses in the quarter ended June 30, 2019, was due primarily to the recapture of provision associated with a single construction loan with a balance of $11.6 million. The loan was technically in default and classified as impaired. Impaired loans are reviewed individually to determine any loan loss allowance requirement. All payments on the loan were current as of June 30, 2019, and the loan is well collateralized. The impairment analysis concluded that the Bank does not anticipate incurring losses on this loan and funds previously allocated to this loan in the allowance for loan and lease losses calculation were recaptured during the quarter. The provision in the quarter ended March 31, 2019, was due primarily to growth in net loans receivable. The recapture of provision for loan losses in the quarter ended June 30, 2018, was due primarily to a reduction in total construction loan balances outstanding.

Additional highlights for the quarter ended June 30, 2019:
•
Total deposits increased to $1.03 billion at June 30, 2019, compared to $955.3 million at March 31, 2019, and $832.8 million at June 30, 2018. Brokered deposits increased $57.4 million to $180.8 million and noninterest-bearing deposits increased $3.2 million to $49.2 million at June 30, 2019.

•	The Company’s book value per share was $14.83 at June 30, 2019, compared to $14.50 at March 31, 2019, and $13.97 at June 30, 2018.
•
The Company repurchased 82,300 shares during the quarter at an average price of $16.28 per share pursuant to its stock repurchase plan. The entire 550,000 shares authorized under the plan were repurchased at an average price of $15.72 per share over the term of the plan, which commenced on November 5, 2018, and expired on May 3, 2019.

•	The Bank’s Tier 1 leverage and total capital ratios at June 30, 2019, were 10.3% and 14.7%, respectively, compared to 10.3% and 14.4% at March 31, 2019, and 10.2% and 14.5% at June 30, 2018.
•
Based on management’s evaluation of the adequacy of the Allowance for Loan and Lease Losses (“ALLL”), there was an $800,000 recapture of provision for loan losses during the quarter ended June 30, 2019.

The ALLL represented 1.22% of total loans receivable, net of undisbursed funds, at June 30, 2019, compared to 1.30% at March 31, 2019, and 1.27% at June 30, 2018. Nonperforming assets totaled $600,000 at June 30, 2019, compared to $605,000 at March 31, 2019, and $647,000 at June 30, 2018.
The following table presents a breakdown of nonperforming assets (unaudited):
	Jun 30,	Mar 31,	Jun 30,	Three Month	One Year
	2019	2019	2018	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$103	$107	$116	$(4)	$(13)
Consumer	43	44	48	(1)	(5)
Total nonperforming loans	146	151	164	(5)	(18)

Other real estate owned (“OREO”)	454	454	483	─	(29)

Total nonperforming assets (1)(2)	$600	$605	$647	$(5)	$(47)

Nonperforming assets as a
percent of total assets	0.05%	0.05%	0.05%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of our TDRs were performing in accordance with their restructured terms at June 30, 2019.
(2) The $11.6 million impaired loan referenced in this document is not included in this table as all payments on the loan were current at June 30, 2019.

OREO remained unchanged at $454,000 at both June 30, 2019, and March 31, 2019, but declined from $483,000 at June 30, 2018, as a result of a write down in value of the two remaining OREO properties during the quarter ended March 31, 2019.

In circumstances where a customer is experiencing significant financial difficulties, the Company may elect to restructure the loan so the customer can continue to make payments while minimizing the potential loss to the Company. Such restructures must be classified as TDRs. At June 30, 2019, TDRs totaled $6.7 million, compared to $7.8 million at March 31, 2019, and $13.8 million at June 30, 2018.

Net interest income for the quarter ended June 30, 2019, totaled $9.7 million, compared to $9.9 million for the quarter ended March 31, 2019, and $10.1 million for the quarter ended June 30, 2018. Net interest income decreased from all prior periods due to rising market rates and competitive pressures increasing the cost of liabilities.

Total interest income increased to $14.9 million during the quarter ended June 30, 2019, compared to $14.6 million in the quarter ended March 31, 2019, and $13.6 million in the quarter ended June 30, 2018. The increase in total interest income from the prior periods was due primarily to the higher average net loan balances in the quarter ended June 30, 2019.

Total interest expense increased to $5.2 million for the quarter ended June 30, 2019, compared to $4.7 million for the quarter ended March 31, 2019, and $3.5 million for the quarter ended June 30, 2018. The higher level of interest expense in the quarter ended June 30, 2019, was due primarily to the higher level of short-term market interest rates for liabilities and a competitive market for attracting deposits, in addition to an increase of $57.4 million in brokered certificates of deposit accounts. The balance of brokered certificates of deposits increased to $180.8 million at June 30, 2019, compared to $123.4 million at March 31, 2019, and $75.5 million at June 30, 2018, as the Bank continued to opportunistically acquire brokered deposits late in the quarter ended June 30, 2019. The Bank borrows from the FHLB or raises money in the national brokered deposit market to supplement its deposit gathering efforts when needed to support the Company’s growth. During the quarter ended June 30, 2019, interest rates in the brokered deposit market were lower than short term FHLB advances, therefore FHLB advances were replaced with lower cost brokered deposits. Advances from the Federal Home Loan Bank (“FHLB”) totaled $105.0 million at June 30, 2019, compared to $163.5 million at March 31, 2019, and $224.0 million at June 30, 2018. The average cost of FHLB advances was 2.28% for the quarter ended June 30, 2019, compared to 2.26% for the quarter ended March 31, 2019, and 1.92% for the quarter ended June 30, 2018.

The following table presents a breakdown of our total deposits (unaudited):

	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing	$49,219	$46,026	$51,454	$3,193	$(2,235)
Interest-bearing demand	50,414	51,096	39,231	(682)	11,183
Statement savings	22,593	23,770	26,597	(1,177)	(4,004)
Money market	310,587	312,057	304,542	(1,470)	6,045
Certificates of deposit, retail (1)	412,134	398,956	335,440	13,178	76,694
Certificates of deposit, brokered	180,763	123,367	75,488	57,396	105,275
Total deposits	$1,025,710	$955,272	$832,752	$70,438	$192,958
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $41,000 at June 30, 2019, $49,000 at March 31, 2019, and $80,000 at June 30, 2018.

The following tables present an analysis of total deposits by branch office (unaudited):
	June 30, 2019
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
	(Dollars in thousands)
King County
Renton	$24,692	$22,315	$18,848	$196,902	$331,260	-	$594,017
Landing	3,837	2,357	25	14,068	10,655	-	30,942
Woodinville (1)	1,737	2,107	610	13,466	7,019	-	24,939
Bothell	505	79	5	2,285	3,928	-	6,802
Crossroads	2,773	6,842	53	26,733	12,840	-	49,241
Kent (2)	51	1,773	47	3,859	793	-	6,523
Total King County	33,595	35,473	19,588	257,313	366,495	-	712,464

Snohomish County
Mill Creek	1,681	2,088	700	14,521	10,545	-	29,535
Edmonds	7,260	4,409	255	16,635	17,170	-	45,729
Clearview (1)	3,491	3,942	998	6,281	3,540	-	18,252
Lake Stevens (1)	1,955	1,938	439	5,625	4,012	-	13,969
Smokey Point (1)	1,237	2,564	613	10,212	10,372	-	24,998
Total Snohomish County	15,624	14,941	3,005	53,274	45,639	-	132,483

Total retail deposits	49,219	50,414	22,593	310,587	412,134	-	844,947
Brokered deposits	-	-	-	-	-	180,763	180,763
Total deposits	$49,219	$50,414	$22,593	$310,587	$412,134	$180,763	$1,025,710
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $41,000.
(2) Kent branch opened January 31, 2019.

	March 31, 2019
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
	(Dollars in thousands)
King County
Renton	$27,344	$25,277	$19,920	$202,635	$324,345	$-	$599,521
Landing	2,473	1,332	25	16,228	10,519	-	30,577
Woodinville (1)	1,522	3,324	628	14,719	6,814	-	27,007
Bothell	217	47	128	2,941	3,596	-	6,929
Crossroads	3,241	2,600	83	24,591	12,323	-	42,838
Kent (2)	7	1,565	1	4,946	638		7,157
Total King County	34,804	34,145	20,785	266,060	358,235	-	714,029

Snohomish County
Mill Creek	1,816	5,711	629	12,865	10,555	-	31,576
Edmonds	3,443	2,867	195	14,520	13,945	-	34,970
Clearview (1)	3,037	4,163	1,080	5,923	2,672	-	16,875
Lake Stevens (1)	1,627	1,935	490	4,046	3,942	-	12,040
Smokey Point (1)	1,299	2,275	591	8,643	9,607	-	22,415
Total Snohomish County	11,222	16,951	2,985	45,997	40,721	-	117,876

Total retail deposits	46,026	51,096	23,770	312,057	398,956	-	831,905
Brokered deposits	-	-	-	-	-	123,367	123,367
Total deposits	$46,026	$51,096	$23,770	$312,057	$398,956	$123,367	$955,272
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $49,000.
(2) Kent branch opened January 31, 2019.

The net interest margin was 3.23% for the quarter ended June 30, 2019, compared to 3.37% for the quarter ended March 31, 2019, and 3.50% for the quarter ended June 30, 2018. This decline was primarily due to the increasing cost of liabilities between the periods. This continues to be a very challenging environment to acquire low-cost deposits. In addition, for the quarter ended June 30, 2019, loan yields declined, primarily related to the declining balance of higher yielding construction loans during the quarter.

Noninterest income for the quarter ended June 30, 2019, totaled $879,000, compared to $700,000 in the quarter ended March 31, 2019, and $663,000 in the quarter ended June 30, 2018. The increase in noninterest income for the quarter ended June 30, 2019, was due primarily to increases in wealth management revenue and higher deposit and loan related fees, partially offset by lower BOLI income recognition, compared to the quarters ended March 31, 2019, and June 30, 2018. BOLI income benefited from annual dividends received on certain BOLI policies during the quarter ended March 31, 2019. Loan related fees for the quarter ended June 30, 2019, benefited from higher prepayment penalty fees, as well as fees received on new loan interest rate swap agreements.

Noninterest expense decreased to $7.3 million for the quarter ended June 30, 2019, compared to $7.7 million in March 31, 2019, and $7.5 million in the quarter ended June 30, 2018. Noninterest expense for the quarter ended June 30, 2019, was lower in nearly all categories, including salaries and employee benefits, professional fees and data processing, but was partially offset by increases in other general and administrative and occupancy and equipment expenses consistent with the Bank’s branch expansion. Noninterest expense for the quarter ended March 31, 2019, benefited from the receipt of a $125,000 insurance claim that offset the $225,000 fraud loss reported in the prior quarter. Noninterest expense declined from the prior year period due primarily to lower salaries and employee benefits expense, professional fees and bond premium expense.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 11 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.
Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Three Month Change	One Year Change

Cash on hand and in banks	$8,119	$9,366	$9,017	(13.3)%	(10.0)%
Interest-earning deposits	22,579	14,596	14,056	54.7	60.6
Investments available-for-sale, at fair value	141,581	138,658	138,055	2.1	2.6
Loans receivable, net of allowance of $13,057, $13,808, and $12,754, respectively	1,052,676	1,051,711	989,256	0.1	6.4
Federal Home Loan Bank ("FHLB") stock, at cost	5,701	8,041	10,410	(29.1)	(45.2)
Accrued interest receivable	4,650	4,861	4,084	(4.3)	13.9
Deferred tax assets, net	1,379	1,728	1,296	(20.2)	6.4
Other real estate owned ("OREO")	454	454	483	0.0	(6.0)
Premises and equipment, net	21,944	21,370	21,436	2.7	2.4
Bank owned life insurance ("BOLI")	31,446	30,162	29,501	4.3	6.6
Prepaid expenses and other assets	5,101	4,947	4,391	3.1	16.2
Goodwill	889	889	889	0.0	0.0
Core deposit intangible	1,042	1,079	1,191	(3.4)	(12.5)
Total assets	$1,297,561	$1,287,862	$1,224,065	0.8%	6.0%

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$49,219	$46,026	$51,454	6.9%	(4.3)%
Interest-bearing deposits	976,491	909,246	781,298	7.4	25.0
Total deposits	1,025,710	955,272	832,752	7.4	23.2
Advances from the FHLB	105,000	163,500	224,000	(35.8)	(53.1)
Advance payments from borrowers for taxes and insurance	2,844	5,374	2,545	(47.1)	11.7
Accrued interest payable	461	478	570	(3.6)	(19.1)
Other liabilities	9,718	11,554	11,644	(15.9)	(16.5)
Total liabilities	1,143,733	1,136,178	1,071,511	0.7	6.7

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or
outstanding	$-	$-	$-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding
10,375,325 shares at June 30, 2019, 10,457,625 shares at March 31, 2019, and 10,916,556 shares at June 30, 2018	104	104	109	0.0%	(4.6)%
Additional paid-in capital	88,725	89,800	96,344	(1.2)	(7.9)
Retained earnings	69,976	67,568	63,042	3.6	11.0
Accumulated other comprehensive loss, net of tax	(1,309)	(1,838)	(2,145)	(28.8)	(39.0)
Unearned Employee Stock Ownership Plan ("ESOP") shares	(3,668)	(3,950)	(4,796)	(7.1)	(23.5)
Total stockholders' equity	153,828	151,684	152,554	1.4	0.8
Total liabilities and stockholders' equity	$1,297,561	$1,287,862	$1,224,065	0.8%	6.0%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Three Month Change	One Year Change
Interest income
Loans, including fees	$13,606	$13,281	$12,429	2.4%	9.5%
Investments available-for-sale	1,109	1,159	1,010	(4.3)	9.8
Interest-earning deposits	48	40	44	20.0	9.1
Dividends on FHLB Stock	102	91	105	12.1	(2.9)
Total interest income	14,865	14,571	13,588	2.0	9.4
Interest expense
Deposits	4,330	3,822	2,435	13.3	77.8
FHLB advances and other borrowings	829	897	1,024	(7.6)	(19.0)
Total interest expense	5,159	4,719	3,459	9.3	49.1
Net interest income	9,706	9,852	10,129	(1.5)	(4.2)
(Recapture of provision) provision for loan losses	(800)	400	(400)	(300.0)	100.0
Net interest income after (recapture of provision) provision for loan losses	10,506	9,452	10,529	11.2	(0.2)

Noninterest income
Net loss on sale of investments	-	(8)	(21)	(100.0)	(100.0)
BOLI income	189	269	224	(29.7)	(15.6)
Wealth management revenue	261	196	156	33.2	67.3
Deposit related fees	205	171	175	19.9	17.1
Loan related fees	209	63	126	231.7	65.9
Other	15	9	3	66.7	400.0
Total noninterest income	879	700	663	25.6	32.6

Noninterest expense
Salaries and employee benefits	4,734	5,000	4,931	(5.3)	(4.0)
Occupancy and equipment	898	866	829	3.7	8.3
Professional fees	326	496	442	(34.3)	(26.2)
Data processing	397	518	351	(23.4)	13.1
OREO related expenses, net	1	31	2	(96.8)	(50.0)
Regulatory assessments	136	137	110	(0.7)	23.6
Insurance and bond premiums	88	105	154	(16.2)	(42.9)
Marketing	76	86	77	(11.6)	(1.3)
Other general and administrative	627	470	591	33.4	6.1
Total noninterest expense	7,283	7,709	7,487	(5.5)	(2.7)
Income before federal income tax provision	4,102	2,443	3,705	67.9	10.7
Federal income tax provision	798	498	603	60.2	32.3
Net income	$3,304	$1,945	$3,102	69.9%	6.5%

Basic earnings per share	$0.33	$0.19	$0.30
Diluted earnings per share	$0.33	$0.19	$0.30
Weighted average number of common shares outstanding	9,952,419	10,118,286	10,271,432
Weighted average number of diluted shares outstanding	10,046,355	10,220,900	10,405,949

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Six Months Ended June 30,
	2019	2018	One Year Change
Interest income
Loans, including fees	$26,887	$25,472	5.6%
Investments available-for-sale	2,268	1,939	17.0
Interest-earning deposits	88	82	7.3
Dividends on FHLB Stock	193	208	(7.2)
Total interest income	29,436	27,701	6.3
Interest expense
Deposits	8,152	4,711	73.0
FHLB advances and other borrowings	1,726	1,877	(8.0)
Total interest expense	9,878	6,588	49.9
Net interest income	19,558	21,113	(7.4)
Recapture of provision for loan losses	(400)	(4,400)	(90.9)
Net interest income after recapture of provision for loan losses	19,958	25,513	(21.8)

Noninterest income
Net loss on sale of investments	(8)	(21)	(61.9)
BOLI	458	473	(3.2)
Wealth management revenue	457	255	79.2
Deposit related fees	376	336	11.9
Loan related fees	272	260	4.6
Other	24	6	300.0
Total noninterest income	1,579	1,309	20.6

Noninterest expense
Salaries and employee benefits	9,734	9,593	1.5
Occupancy and equipment	1,764	1,598	10.4
Professional fees	822	770	6.8
Data processing	915	675	35.6
OREO related expenses, net	32	3	966.7
Regulatory assessments	273	265	3.0
Insurance and bond premiums	193	260	(25.8)
Marketing	162	184	(12.0)
Other general and administrative	1,097	1,166	(5.9)
Total noninterest expense	14,992	14,514	3.3
Income before federal income tax provision	6,545	12,308	(46.8)
Federal income tax provision	1,296	2,364	(45.2)
Net income	$5,249	$9,944	(47.2)%

Basic earnings per share	$0.52	$0.97
Diluted earnings per share	$0.52	$0.96
Weighted average number of common shares outstanding	10,034,895	10,241,297
Weighted average number of diluted shares outstanding	10,132,107	10,372,474

The following table presents a breakdown of our loan portfolio, net of undisbursed funds (unaudited):
	June 30, 2019		March 31, 2019		June 30, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Multifamily residential:
Micro-unit apartments	$13,943	1.3%	$14,008	1.3%	$14,204	1.4%
Other multifamily	147,517	13.8	153,835	14.4	180,649	18.0
Total multifamily residential	161,460	15.1	167,843	15.7	194,853	19.4

Non-residential:
Office	100,620	9.5	99,639	9.3	99,739	9.9
Retail	144,050	13.5	146,864	13.8	141,451	14.3
Mobile home park	21,533	2.0	15,697	1.5	15,655	1.6
Motel	27,725	2.6	27,882	2.6	14,478	1.4
Nursing Home	16,172	1.5	16,243	1.5	16,454	1.6
Warehouse	18,303	1.7	18,274	1.7	28,185	2.8
Storage	36,096	3.4	36,283	3.4	30,383	3.0
Other non-residential	19,703	1.8	23,804	2.2	25,345	2.5
Total non-residential	384,202	36.0	384,686	36.0	371,690	37.1

Construction/land:
One-to-four family residential	45,953	4.3	47,661	4.5	46,379	4.6
Multifamily	37,032	3.5	47,006	4.4	34,483	3.4
Commercial	13,793	1.3	12,878	1.2	4,574	0.5
Land	8,356	0.8	6,965	0.7	12,788	1.3
Total construction/land	105,134	9.9	114,510	10.8	98,224	9.8

One-to-four family residential:
Permanent owner occupied	201,989	18.9	194,648	18.3	169,275	16.9
Permanent non-owner occupied	159,267	14.9	156,684	14.7	134,297	13.4
Total one-to-four family residential	361,256	33.8	351,332	33.0	303,572	30.3

Business
Aircraft	14,459	1.4	11,860	1.1	9,978	1.0
Other business	21,899	2.1	21,653	2.0	12,143	1.2
Total business	36,358	3.5	33,513	3.1	22,121	2.2

Consumer	17,891	1.7	14,336	1.4	12,329	1.2
Total loans	1,066,301	100.0%	1,066,220	100.0%	1,002,789	100.0%
Less:
Deferred loan fees, net	568		701		779
ALLL	13,057		13,808		12,754
Loans receivable, net	$1,052,676		$1,051,711		$989,256

Concentrations of credit: (1)
Construction loans as % of total capital	80.1%		87.5%		73.5%

Total non-owner occupied commercial real estate as % of total capital	441.0%		460.9%		475.2%
(1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures

	At or For the Quarter Ended
	Jun 30	Mar 31,	Dec 31,	Sep 30	Jun 30,
	2019	2019	2018	2018	2018
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	1.04%	0.63%	0.69%	0.90%	1.01%
Return on equity	8.70	5.16	5.54	7.17	8.28
Dividend payout ratio	27.27	42.11	38.10	29.63	26.67
Equity-to-assets ratio	11.86	11.78	12.28	12.53	12.46
Tangible equity ratio (1)	11.72	11.64	12.13	12.38	12.31
Net interest margin	3.23	3.37	3.41	3.46	3.50
Average interest-earning assets to average interest-bearing liabilities	113.23	113.87	114.27	115.20	114.21
Efficiency ratio	68.80	73.06	72.18	66.06	69.38
Noninterest expense as a percent of average total assets	2.28	2.48	2.49	2.33	2.44
Book value per share	$14.83	$14.50	$14.35	$14.17	$13.97
Tangible book value per share (1)	14.64	14.32	14.17	13.99	13.78

Capital Ratios: (2)
Tier 1 leverage ratio	10.34%	10.28%	10.37%	10.37%	10.22%
Common equity tier 1 capital ratio	13.46	13.13	13.43	13.58	13.21
Tier 1 capital ratio	13.46	13.13	13.43	13.58	13.21
Total capital ratio	14.71	14.38	14.68	14.83	14.47

Asset Quality Ratios:
Nonperforming loans as a percent of total loans	0.01%	0.01%	0.07%	0.05%	0.02%
Nonperforming assets as a percent of total assets	0.05	0.05	0.10	0.08	0.05
ALLL as a percent of total loans	1.22	1.30	1.29	1.30	1.27
Net (recoveries) charge-offs to average loans receivable, net	(0.00)	(0.01)	(0.00)	(0.02)	(0.00)

Allowance for Loan Losses:
ALLL, beginning of the quarter	$13,808	$13,347	$13,116	$12,754	$13,136
Provision (Recapture of provision)	(800)	400	200	200	(400)
Charge-offs	-	-	-	-	-
Recoveries	49	61	31	162	18
ALLL, end of the quarter	$13,057	$13,808	$13,347	$13,116	$12,754
(1) Tangible equity ratio and tangible book value are non-GAAP financial measures. Refer to page 12 for reconciliation between the GAAP and non‑GAAP financial measures.
(2) Capital ratios are for First Financial Northwest Bank only.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)

	At or For the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2019	2019	2018	2018	2018
	(Dollars in thousands, except per share data)
Yields and Costs:
Yield on loans	5.19%	5.22%	5.13%	5.05%	5.00%
Yield on investments available-for-sale	3.21	3.35	3.17	3.00	2.87
Yield on interest-earning deposits	2.33	2.50	2.27	1.92	1.48
Yield on FHLB stock	5.58	4.68	6.63	6.27	4.21
Yield on interest-earning assets	4.94%	4.98%	4.88%	4.77%	4.70%

Cost of interest-bearing deposits	1.89%	1.76%	1.61%	1.40%	1.22%
Cost of FHLB advances	2.28	2.26	2.12	2.05	1.92
Cost of interest-bearing liabilities	1.94%	1.84%	1.68%	1.52%	1.37%

Cost of total deposits	1.80%	1.67%	1.53%	1.31%	1.15%
Cost of funds	1.86	1.76	1.61	1.44	1.30

Average Balances:
Loans	$1,051,894	$1,031,994	$1,006,905	$993,272	$997,059
Investments available-for-sale	138,634	140,433	140,568	140,584	141,035
Interest-earning deposits	8,275	6,484	10,653	12,223	11,927
FHLB stock	7,337	7,888	6,886	8,540	10,004
Total interest-earning assets	$1,206,140	$1,186,799	$1,165,012	$1,154,619	$1,160,025

Interest-bearing deposits	$919,306	$881,260	$883,672	$825,055	$801,852
Borrowings	145,895	160,950	135,886	177,250	213,857
Total interest-bearing liabilities	$1,065,201	$1,042,210	$1,019,558	$1,002,305	$1,015,709
Noninterest-bearing deposits	48,137	47,002	47,580	53,982	50,145
Total deposits and borrowings	$1,113,338	$1,089,212	$1,067,138	$1,056,287	$1,065,854

Average assets	$1,279,880	$1,258,902	$1,236,460	$1,225,189	$1,229,341
Average stockholders' equity	152,267	152,850	154,958	154,444	150,243

Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures of the tangible equity ratio and tangible book value. The Company's intangible assets consist of goodwill and core deposit intangible. Tangible equity is calculated by subtracting intangible assets from total stockholders’ equity. Tangible assets are calculated by subtracting intangible assets from total assets. The tangible equity ratio is tangible equity divided by tangible assets. Tangible book value per share is calculated by dividing tangible equity by the number of common shares outstanding. The Company believes that these non-GAAP measures provide a more consistent presentation of its capital and facilitate peer comparison that is desired by investors.

Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation between the GAAP and non-GAAP measures:

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(Dollars in thousands, except per share data)
Total stockholders' equity (GAAP)	$153,828	$151,684	$153,738	$154,713	$152,554
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	1,042	1,079	1,116	1,153	1,191
Tangible equity (Non-GAAP)	$151,897	$149,716	$151,733	$152,671	$150,474

Total assets (GAAP)	1,297,561	1,287,862	1,252,424	1,234,859	1,224,065
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	1,042	1,079	1,116	1,153	1,191
Tangible assets (Non-GAAP)	$1,295,630	$1,285,894	$1,250,419	$1,232,817	$1,221,985

Common shares outstanding at period end	10,375,325	10,457,625	10,710,656	10,914,556	10,916,556

Equity to assets ratio	11.86%	11.78%	12.28%	12.53%	12.46%
Tangible equity ratio	11.72	11.64	12.13	12.38	12.31
Book value per share	$14.83	$14.50	$14.35	$14.17	$13.97
Tangible book value per share	14.64	14.32	14.17	13.99	13.78